Exhibit 99.1

NEWS RELEASE

CSL06005	04/10/06

Carlisle Companies Announces Signed Agreement for the Sale of Carlisle Process Systems

CHARLOTTE, NORTH CAROLINA, April 10, 2006…Carlisle Companies Incorporated (NYSE:CSL) announced that it has signed a definitive agreement to sell Carlisle Process Systems to Tetra Pak, a division of the Tetra Laval Group (“Tetra”), a private industrial group headquartered in Switzerland.  The sale of these businesses is subject to regulatory approval in various jurisdictions and is expected to close before December 31, 2006.

Richmond McKinnish, Carlisle’s President and CEO, commented, “We are pleased to have made significant progress in the disposition of Carlisle Process Systems.  We are working towards the completion of Carlisle’s portfolio transition and continuing to execute our strategy of focusing on high performing businesses that are achieving, maintaining and growing sustainable competitive advantages in the markets we serve.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global economic, business, competitive, market and regulatory factors. More detailed information about these factors is contained in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no duty to update forward-looking statements.

Carlisle is a diversified global manufacturing company serving the construction materials, commercial roofing, specialty tire and wheel, power transmission, heavy-duty brake and friction, foodservice and data transmission.

CONTACT:	Carol P. Lowe
Vice President and Chief Financial Officer
Carlisle Companies Incorporated
(704) 501-1100
www.carlisle.com